Exhibit 15

August 5, 2010

Securities and Exchange Commission

100 F. Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 5, 2010 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010 is incorporated by reference in its Registration Statements on Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857 and 333-166605).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tulsa, Oklahoma